Table of Contents

File No. 024-_______

As filed with the Securities and Exchange Commission on June 17, 2026

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated June 17, 2024

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Aqua Power Systems Inc.

150,000 Units

Each Unit Consisting of 100 Shares of Common Stock

Offered Units. By this Offering Circular, Aqua Power Systems Inc., a Nevada corporation, is offering for sale a maximum of 150,000 units of its common stock (the “Offered Units”), with each Unit consisting of 100 shares of our company’s common stock, at a fixed price of $[0.50-3.00] per Unit (a per share price of $[0.005-0.03], pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Units is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Units that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from sales of the Offered Units in this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Units will not be entitled to a refund and could lose their entire investments. (See “Use of Proceeds” and “Plan of Distribution”).

Risk Factors. Please see the “Risk Factors” section, beginning on page 5, for a discussion of the risks associated with a purchase of the Offered Units.

Offering Period. This offering will commence within two days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”). We are unable to predict the precise timing of our initial sale of Offered Units, as this offering is being conducted by us on a best-efforts basis. Inasmuch as there is no stated minimum offering, notwithstanding the minimum purchase requirement of $5,000 of the Offered Units, we will not conduct “closings,” per se, on a scheduled basis; rather, we expect that we will complete subscription transactions with investors as subscription agreements are received, then approved, by us.

Title of	Number
Securities Offered	of Units	Price to Public	Commissions(1)	Proceeds to Company(2)
Units	150,000(A)	$[0.50-3.00]	$-0-	$75,000-450,000

(A)	These securities are being qualified pursuant to subparagraph (F) of Rule 251(d)(3)(i).
(1)	Our company will not pay any commissions for the sale of Units in this offering. We do not intend to offer and sell the Offered Units through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer or finder, information as to any such broker-dealer or finder shall be disclosed in a post-qualification amendment to this Offering Circular. (See “Plan of Distribution”).
(2)	Does not account for payment of expenses of this offering, which are estimated to not exceed $10,000 and which include, among other expenses, legal fees, accounting costs, administrative services, Blue Sky compliance and actual out-of-pocket expenses incurred by us in selling the Offered Units. We will pay all of the expenses of this offering. (See “Plan of Distribution”).

Offering Terms. The terms of this offering were determined arbitrarily by our company. The offering price for the Offered Units does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Units should not be considered as an indication of any intrinsic value of such securities. (See “Risk Factors—Risks Related to a Purchase of Offered Shares” and “Dilution”).

There is no escrow established for the proceeds from sales of the Offered Units in this offering. (See “Risk Factors—Risks Related to a Purchase of Offered Shares”).

Other Information. Our common stock is quoted in the over-the-counter under the symbol “APSI” in the OTC Pink marketplace of OTC Link. On June 15, 2026, the closing price of our common stock was $0.019685 per share.

Investing in the Offered Units is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Convertible Series B Preferred Stock (the “Series B Preferred Stock”), which preclude current and future owners of our common stock, including the Offered Units, from influencing any corporate decision. The Series B Preferred Stock has the following voting rights: each share of Series B Preferred Stock is entitled to 1,000 votes on all matters.

Our Sole Officer and Director, Stephen W. Carnes, as the owner of all outstanding shares of the Series B Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Units” and “Security Ownership of Certain Beneficial Owners and Management”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in the Offered Units.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution–State Law Exemption and Offerings to Qualified Purchasers” (page ____). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2026.

FOR FLORIDA RESIDENTS:

PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA STATUTES, FLORIDA INVESTORS HAVE A THREE-DAY RIGHT OF RESCISSION. IF A FLORIDA INVESTOR HAS EXECUTED A SUBSCRIPTION AGREEMENT AND TENDERED THE CONSIDERATION FOR THE PURCHASE, HE MAY ELECT, WITHIN THREE BUSINESS DAYS AFTER SIGNING THE SUBSCRIPTION AGREEMENT OR BEING FIRST NOTIFIED OF THIS RIGHT, WHICHEVER IS LATER, TO WITHDRAW FROM THE SUBSCRIPTION AGREEMENT AND RECEIVE A FULL REFUND AND RETURN (WITHOUT INTEREST) OF ANY MONEY PAID BY HIM. A FLORIDA INVESTOR’S WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH SUCH WITHDRAWAL, A FLORIDA INVESTOR NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS MEMORANDUM INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IF A FLORIDA INVESTOR SENDS A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO AN OFFICER OF THE COMPANY TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME AND DATE WHEN IT IS MAILED. SHOULD A FLORIDA INVESTOR MAKE THIS REQUEST ORALLY, HE SHOULD ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED. THE FOREGOING IS INTENDED TO CONSTITUTE THE NOTICE REQUIRED UNDER THE FLORIDA STATUTES. ACCORDINGLY, EACH PURCHASER WILL HAVE THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO VOID HIS PURCHASE OF THESE SECURITIES.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Aqua Power Systems, Inc., a Nevada corporation, including its subsidiaries.

Our Company

Our company was originally incorporated in the State of Nevada on December 9, 2010, as NC Solar Inc., for the purpose of developing solar-energy collection facilities. On August 12, 2014, the Company changed its name to Aqua Power Systems Inc. Following a custodianship proceeding in the Eighth Judicial District Court of Nevada that concluded in March 2021, the Company has operated as a reinstated public reporting entity. Effective February 9, 2023, the Company changed its fiscal year-end from March 31 to December 31.

During 2023, the Company relinquished its ownership interest in its then-subsidiary, Tradition Transportation Group, Inc. (“TTG”), under the terms of the December 28, 2022, Stock Purchase and Sale Agreement and related notes. From the disposition of TTG to the first quarter of 2026, we had no business operations.

Recent Development – New Plan of Business

During the first quarter of 2026, our management instituted a new business of developing and operating an autonomous artificial intelligence platform that executes complete end-to-end state-level corporate regulatory filings for corporations and limited liability companies. (See “Business”).

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Offering Summary

Securities Offered	150,000 Units, with each Offered Unit consisting of 100 Shares of Common Stock.

Offering Price	$[0.50-3.00] per Offered Unit (a per share price of $[0.005-0.03]).

Shares of Common Stock Outstanding Before This Offering	17,204,180 shares issued and outstanding as of the date hereof.

Shares of Common Stock Outstanding After This Offering	32,204,180 shares issued and outstanding, assuming the sale of all of the Offered Units hereunder.

Minimum Number of Shares to Be Sold in This Offering	There is no minimum number of Offered Units to be sold in this offering. A minimum purchase of $5,000 of the Offered Units is required in this offering; any additional purchase must be in an amount of at least $1,000.

Current Financial Condition

For the three months ended March 31, 2026, we reported a net loss of $39,411 (unaudited) and, as of March 31, 2026, we had a shareholders’ deficit of $1,913,548 (unaudited).

Prospective investors should be aware that there is doubt about our ability to continue as a viable business. There is no assurance that we will ever earn a profit from our operations in future financial periods. (See “Risk Factors—Risks Related to Our Company”).

Disparate Voting Rights

Our outstanding shares of Series B Preferred Stock possess superior voting rights, which preclude current and future owners of our Common Stock, including the Warrant Shares, from influencing any corporate decision. The Series B Preferred Stock has the following voting rights: each share of Series B Preferred Stock is entitled to 1,000 votes on all matters.

Our Sole Officer and Director, Stephen W. Carnes, owns of all of the outstanding shares of the Series B Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Investor Suitability Standards	The Offered Units may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “APSI” in the OTCID marketplace of OTC Link.

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the proceeds of this offering for operating expenses and for working capital. (See “Use of Proceeds”).

Risk Factors	An investment in the Offered Units involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Units.

Corporate Information	Our principal executive offices are located at 2180 Park Avenue North, Unit 200, Winter Park, Florida 32789; our telephone number is 407-674-9444; our corporate website is located at www.aquapowersystemsinc.com. No information found on our company’s website is part of this Offering Circular.

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Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Units involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Units. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses from operations in prior periods. For the three months ended March 31, 2026, we reported a net loss of $_________ (unaudited). At March 31, 2026, we had stockholders’ equity of $_________ (unaudited). For the years ended December 31, 2025 and 2024, we incurred a net loss of $______ (unaudited) and $______ (unaudited), respectively, and, as of such dates, we had an accumulated deficit of $______ (unaudited) and $______ (unaudited), respectively. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

Our financial statements are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied. We are not required to have our financial statements audited by a firm that is certified by the Public Company Accounting Oversight Board (“PCAOB”). As such, we do not have a third party reviewing the accounting. We may also not be up to date with all publications and releases released by the PCAOB regarding accounting standards and treatments. This circumstance could mean that our unaudited financials may not properly reflect up to date standards and treatments, resulting in misstated financial statements.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We do not have a successful operating history. Historically, we have reported net losses from operations, which makes an investment in the Units speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

•	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to finance our business;
•	our ability to compete and succeed in a highly competitive industry; and
•	future geopolitical events and economic crisis.

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There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

Our success depends on the services of our Sole Officer and Director, the loss of whom could disrupt our business. We depend on the services of our Sole Officer and Director, Stephen W. Carnes. Given his knowledge and experience, he is important to our future prospects and development as we rely on his expertise in developing our business strategies and maintaining our operations. The loss of the service of Mr. Carnes and the failure to find timely replacements with comparable experience and expertise could disrupt and adversely affect our business.

We face significant competition for our corporate filing services business. The corporate filing services industry is highly competitive and we compete with a number of other companies that provide similar products and services. Our ability to compete successfully in the corporate filing services industry and to manage our planned growth will depend primarily upon the following factors:

•	maintaining continuity in our management and key personnel;

•	ability to react to competitive services and pricing pressures;

•	the strength of our brand;

•	effectively marketing and selling our services;

•	acquiring new customers for our services;

•	ability to respond to complaints if necessary;

•	developing and improving our operational, financial and management controls;

•	developing and improving our information reporting systems and procedures; and

•	the design and functionality of our public AI-based interfaces.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and may have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations, which may lead to lower customer satisfaction, decreased demand for our solutions, loss of market share or reduction of operating profits.

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Risks Related to Our Technology and AI Platform

Our AI agents may make errors or fail to complete filings, which could harm customers and expose us to liability. Our AI agents perform the entire filing process autonomously, including the entry of customer data into official state systems. If an agent enters incorrect information, fails to complete a filing, completes a filing after a statutory deadline, or otherwise produces an incorrect filing, the customer entity may suffer adverse consequences, including loss of good standing, fines, late fees, administrative dissolution or other regulatory action. Any such errors could subject us to claims by customers and damage to our reputation, and our insurance may not be sufficient to cover all such liabilities.

Our platform’s ability to complete filings depends on the continued availability and stability of third-party state-government filing portals. Our AI agents interact with state-government filing portals, including the Florida Sunbiz system. We do not control these portals. Outages, design changes, the introduction of CAPTCHAs or other anti-automation measures, changes in authentication mechanisms, or other changes to a state portal could disrupt our ability to complete filings or require us to make significant engineering investments to adapt. If a state portal becomes incompatible with automation, even temporarily, we may be unable to deliver our services for that jurisdiction.

State filing portals may restrict automated access, including under their terms of use. The terms of use of state filing portals may restrict automated access, scraping or other non-human interaction with the portal. Although we design our platform to comply with applicable terms of use, a state operator or other governmental authority may take the position that our use of automation violates the applicable terms of use or other laws or regulations, including computer-fraud statutes. Any such position could result in the suspension of our access to one or more portals, enforcement actions, litigation, fines or injunctions, any of which could materially harm our business.

Our reliance on third-party cloud browser-automation providers exposes us to vendor risk. We rely on third-party cloud browser-automation services, including Browserbase and Bright Data, to scale our platform. These providers may experience outages, change their pricing, modify their terms of service in ways that are unfavorable to us, or terminate their services. Loss of access to these providers, or significant degradation of service, could disrupt our operations, prevent us from meeting demand during peak filing periods and require us to find replacement providers, which may not be available on comparable terms.

Our on-premises infrastructure presents single-site, hardware-failure and disaster risks. Our command-center infrastructure currently operates on a cluster of on-premises Mac Studio and Mac Mini units and an NAS array consisting of Synology and Asustor units providing approximately 92 terabytes of usable storage. A fire, flood, power failure, theft, hardware failure, ransomware attack or other event affecting our facility could disrupt or destroy our infrastructure, interrupting service and potentially causing the loss of customer data, audit-trail records and other information. Although we have implemented RAID redundancy on the NAS units, RAID is not a substitute for off-site backups, and we may not have adequate disaster-recovery capabilities.

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We use general-purpose large language models and other third-party AI components, which we do not control. Components of our platform incorporate third-party AI models and tools. These third-party components may be updated, deprecated, repriced or restricted by their providers in ways that materially affect performance or cost. In addition, model updates can change agent behavior in unpredictable ways, requiring re-testing and re-tuning of our agents. If a key model is withdrawn or changed adversely, we may not be able to find a suitable replacement on a timely basis or at all.

Defects, bugs or biases in our AI agents could cause harm before being detected. AI systems are inherently probabilistic and may produce unexpected results, particularly in edge cases. Bugs, regressions or biases in our agents or our supporting code may not be detected until after they have caused incorrect filings, financial loss to customers, regulatory issues, reputational damage or other harm. The complexity of our system may make it difficult to identify, reproduce and remediate such issues quickly.

We face competition from established filing-service providers, do-it-yourself tools and emerging AI competitors. The market for state regulatory filing services is competitive and includes established providers such as LegalZoom.com and CSC Corporation that have substantially greater financial, technical, marketing and other resources than we do, longer operating histories, established customer bases and recognized brands. We also expect competition from emerging AI-based competitors, including general-purpose AI tools that may add agentic capabilities for filing tasks. If we cannot differentiate our platform on reliability, price, speed or features, we may fail to attract customers.

Customer demand for AI-automated filing services may not develop as we expect. Our business assumes that customers will adopt AI-automated filing services in volumes sufficient to support our growth and profitability. Customer adoption may be slowed by concerns about reliability, accuracy, security, regulatory acceptance, change-management costs or the loss of established relationships with traditional providers. If customer demand does not develop as we anticipate, our business and financial performance will be materially adversely affected.

Risks Related to Securities Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

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The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and I independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

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Risks Related to a Purchase of the Offered Units

The outstanding shares of our Series B Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our outstanding shares of Series B Preferred Stock possess superior voting rights, which preclude current and future owners of our Common Stock, including the Warrant Shares, from influencing any corporate decision. The Series B Preferred Stock has the following voting rights: each share of Series B Preferred Stock is entitled to 1,000 votes on all matters. Our Sole Officer and Director, Stephen W. Carnes, owns all of the outstanding shares of our Series B Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

We are authorized, in the sole discretion of our Board of Directors, to issue shares of preferred stock that possess significant anti-dilution protection. In addition to our designated shares of Series A Preferred Stock and our currently outstanding shares of Series B Preferred Stock, our Board of Directors is authorized to designate additional series of preferred stock that possess rights superior to those of our Common Stock. (See “Security Ownership of Certain Beneficial Owners and Management”).

Series B Preferred Stock. The Series B Preferred Stock has rights of conversion into our common stock, exercisable at any time, as follows:

Each share of Series B Preferred Stock shall be convertible, at the option of its holder, into 1,000 fully-paid and non-assessable shares of our Common Stock.

Were all currently outstanding shares of Series B Preferred Stock be converted, a total of 250,000,000 shares of our common stock would be issued, representing approximately 95% of our common stock, as measured after the conversions. (See “Dilution—Ownership Dilution”).

There is no minimum offering and no person has committed to purchase any of the Offered Units. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Units or that we will sell enough of the Offered Units necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Units.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

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You may never realize any economic benefit from a purchase of Offered Units. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Units.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

The market price for our common stock has been, and may continue to be, highly volatile. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer our products and services; and
•	rumors or public speculation about any of the above factors.

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The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Units does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Units should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

You will suffer dilution in the net tangible book value of the Common Stock included in the Offered Units you purchase in this offering. If you acquire any Offered Units, you will suffer immediate dilution, due to the lower book value per share of our Common Stock included in the Units compared to the purchase price per share of the Common Stock included in the Offered Units in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of the outstanding shares of Series B Preferred Stock into 250,000,000 shares of our Common Stock.

The conversion of the outstanding shares of Series B Preferred Stock into shares of our Common Stock would cause then-holders of our Common Stock, including the Common Stock included in the Offered Units, to incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Units,” “Description of Securities” and “Security Ownership of Certain Beneficial Owners and Management”).

The table below assumes the conversion of the Series B Preferred Stock into a total of 250,000,000 shares of Common Stock and depicts the difference in cash paid for such shares by the holders of the Series B Preferred Stock compared to the cash paid for shares of our Common Stock included in the Offered Units in this offering (but not including the Warrant Shares).

Acquiring Party	Number of Shares Acquired	Price Per Share Paid in Cash to Company	Total Cash Paid to Company
Investors in This Offering
Assuming 25% of Offered Units Sold	3,750,000	$[0.005-0.03]	$[18,750-112,500]
Assuming 50% of Offered Units Sold	7,500,000	$[0.005-0.03]	$[37,500-225,000]
Assuming 75% of Offered Units Sold	11,250,000	$[0.005-0.03]	$[56,250-337,500]
Assuming 100% of Offered Units Sold	15,000,000	$[0.005-0.03]	$[75,000-450,000]
Holder of Series B Preferred Stock
Stephen W. Carnes(1)	250,000,000	$0.00	$0.00

(1)	Mr. Carnes purchased 500,000 shares of Series B Preferred Stock from our company’s former custodian. Later, Mr. Carnes cancelled 250,000 of such shares.

Investment Dilution

Dilution in net tangible book value per share to purchasers of our Common Stock in this offering represents the difference between the amount per share paid by purchasers of the Units in this offering for the shares of Common Stock included in the Units and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our sale of shares at an offering price below our net tangible book value per share.

If you purchase Offered Units in this offering, your investment will be diluted to the extent of the difference between your purchase price per share included in the Offered Units and the net tangible book value of our common stock after this offering. Our net tangible book value as of March 31, 2026, was $(1,913,548) (unaudited), or $(0.11) (unaudited) per share. Net tangible book value per share is equal to total assets ($1,220) minus the sum of total liabilities ($1,914,768) and intangible assets ($0) divided by the total number of shares outstanding at March 31, 2026, (17,204,180 shares).

Without taking into account issuances of shares of our common stock occurring after March 31, 2026, after deducting estimated offering expenses payable by us of $10,000, the tables below illustrate the dilution to purchasers of Offered Units in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Units are sold at a per Unit price of $3.00 (or $0.03 per share of common stock comprising each Offered Unit).

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Assuming the Sale of 100% of the Units

Assumed offering price per share	$0.03
Net tangible book value per share as of March 31, 2026 (unaudited)	$(0.11)
Increase in net tangible book value per share after giving effect to this offering	$0.06
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$(0.05)
Dilution in net tangible book value per share to purchasers of Units in this offering	$0.08

Assuming the Sale of 75% of the Units

Assumed offering price per share	$0.03
Net tangible book value per share as of March 31, 2026 (unaudited)	$(0.11)
Increase in net tangible book value per share after giving effect to this offering	$0.05
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$(0.06)
Dilution in net tangible book value per share to purchasers of Units in this offering	$0.09

Assuming the Sale of 50% of the Units

Assumed offering price per share	$0.03
Net tangible book value per share as of March 31, 2026 (unaudited)	$(0.11)
Increase in net tangible book value per share after giving effect to this offering	$0.04
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$(0.07)
Dilution in net tangible book value per share to purchasers of Units in this offering	$0.10

Assuming the Sale of 25% of the Units

Assumed offering price per share	$0.03
Net tangible book value per share as of March 31, 2026 (unaudited)	$(0.11)
Increase in net tangible book value per share after giving effect to this offering	$0.02
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$(0.09)
Dilution in net tangible book value per share to purchasers of Units in this offering	$.12

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Units at a per Offered Unit price of $3.00 (or $0.03 per share of common stock comprising each Offered Unit), after deducting estimated offering expenses of $10,000 payable by us. There is, of course, no guaranty that we will be successful in selling any of the Offered Units in this offering.

	Assumed Percentage of Offered Units Sold in This Offering
	25%	50%	75%	100%
Offered Units sold	37,500	75,000	112,500	150,000
Gross proceeds	$112,500	$225,000	$337,500	$450,000
Offering expenses(1)	10,000	10,000	10,000	10,000
Net proceeds	$102,500	$215,000	$327,500	$440,000

______________________

(1)	Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

The table below sets forth the proceeds we would derive from the sale of assuming the sale of 25%, 50%, 75% and 100% of the Offered Units at a per Unit price of $0.03 (or $0.03 per share of common stock comprising each Offered Unit), after deducting estimated offering expenses of $10,000 payable by us. There is, of course, no guaranty that we will be successful in selling any of the Offered Units. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Units Sold in This Offering
	25%	50%	75%	100%
General and Administrative Expenses	$51,250	$107,500	$163,750	$220,000
Working Capital	51,250	107,500	163,750	220,000
Total Net Proceeds	$102,500	$215,000	$327,500	$440,000

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the beverage industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 150,000 Offered Units, with each Offered Unit being comprised of 100 shares of our common stock, on a best-efforts basis, at a fixed price of $[0.50-3.00] per Offered Unit; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Beyond the $5,000 minimum subscription amount described below, there is no minimum number of Offered Units that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Company Offered Shares in this offering through the efforts of our Chief Executive Officer, Stephen W. Carnes. Mr. Carnes will not receive any compensation for offering or selling the Company Offered Shares. We believe that Mr. Carnes is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Carnes:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:
•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

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Procedures for Subscribing for Offered Units

In General. If you are interested in subscribing for Offered Units in this offering, please submit a request for information by e-mail to Mr. Carnes at: steve@greeneconcepts.com; all relevant information will be delivered to you by return e-mail via electronic PDF format. Additionally, this Offering Circular will be available for viewing and download 24 hours per day, 7 days per week on our website at www.metavesco.com, as well as on the SEC’s website, www.sec.gov.

Thereafter, should you decide to subscribe for Offered Units, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement via e-mail to: steve@greeneconcepts.com; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Subscription Review Process. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we have the right to review and accept or reject your subscription, in whole or in part. In determining whether to accept or reject a subscription, we will consider the following factors: whether the subscriber or an affiliate of the subscriber qualifies as a “bad actor” as defined in Rule 262(d) of the SEC; and the reputation of the subscriber and its affiliates within the securities industry.

Within three (3) days after we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we will notify you of our decision, and the reason therefor, to reject or accept your subscription.

Rejection of Subscriptions. Should we determine to reject your subscription, we will return all monies from your rejected subscription via wire transfer (or such other method as directed by you) within one (1) business day of our notifying you of such determination, without interest or deduction.

Acceptance of Subscriptions. Should we determine to accept your subscription, we will countersign the subscription agreement and, within one (1) business day, issue and deliver the Offered Units subscribed in accordance with your delivery instructions. Once your subscription has been accepted by us, you may not revoke or change your subscription or request the return of your subscription funds. All accepted subscription agreements are irrevocable.

An investor will become a shareholder of our company, upon our acceptance of our acceptance of a subscription, with the Offered Units being issued immediately thereafter. For clarity, the subscription settlement will not occur until an investor’s funds have cleared and we accept an investor’s subscription.

By executing the subscription agreement and paying the total purchase price for the Offered Units subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Law Exemption and Offerings to Qualified Purchasers” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

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Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Units in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Units in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Units involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Units have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan initially to seek qualification of the Offered Units in Colorado, Connecticut, Delaware, Florida, Georgia, New York and Puerto Rico. It is possible that we would determine to qualify Offered Units in all states. In the case of each state in which Offered Unit are offered and sold, we will qualify the Offered Units for sale with the applicable state securities regulatory body or the Offered Units will be offered and sold pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our company’s offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Units to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Units may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Shares of Common Stock Comprising the Units

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue the shares of common stock comprising the Offered Units purchased by such investor in book-entry form or issue a certificate or certificates representing such shares of common stock comprising the Units purchased by such investor.

Transferability of the Units and the Shares of Common Stock Comprising the Offered Units

The Units, as well as the shares of our common stock comprising the Units, will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

We have not used, and we do not intend to use, any advertising, sales and other promotional materials outside of this Offering Circular, including “testing the waters” materials under the authorization of Rule 255.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 200,000,000 shares of common stock, $.0001 par value per share; and (b) 10,000,000 shares of preferred stock, $.0001 par value per share, of which (1) 5,000,000 shares are designated Series A Preferred Stock and (2) 1,000,000 shares are designated Series B Preferred Stock.

As of the date of this Offering Circular, there were (x) 17,204,180 shares of our common stock issued and outstanding held by five holders of record; (y) no shares of Series A Preferred Stock were issued and outstanding; and (z) 250,000 shares of Series B Preferred Stock were issued and outstanding held by three holders of record.

Offered Units

Each Offered Unit offered hereunder consists of 100 shares of our common stock.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

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Series A Convertible Preferred Stock

Each share of Series A Convertible Preferred Stock (the Series A Preferred Stock) is entitled to one hundred (100) votes per share on all matters.

Except as provided by law, the holders of shares of Series A Preferred Stock vote together with the holders of shares of Common Stock as a single class.

In addition, so long as any shares of Series A Preferred Stock remains outstanding, in addition to any other vote or consent of stockholders required by our certificate of incorporation, the company will not, without first obtaining the approval (by written consent, as provided by law or otherwise) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class: (i) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock; (ii) Effect an exchange reclassification, or cancellation of all or a part of the Series A Preferred Stock, but excluding a stock split or reverse stock split of the Company’s Common Stock or Preferred Stock; (iii) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or (iv) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation. For clarification, issuances of additional authorized shares of Series A Preferred under the terms herein shall not require the authorization or approval of the existing shareholders of Preferred Stock.

The Company is not required to pay dividends at any specific rate on the Series A Preferred Stock. In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of the junior stock by reason of their ownership of such stock, but not prior to any holders of the Company’s senior securities, which holders shall have priority to the distribution of any assets of the Company, an amount per share for each share of Series A Preferred Stock held by them equal to the sum of the liquidation preference specified for each share of preferred stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts of their liquidation preference, subsequent to the payment to the senior securities then the entire remaining assets of the Company following the payment to the senior securities legally available for distribution shall be distributed with equal priority and pro rata among holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to their liquidation preference. The liquidation preference of Series A Preferred Stock shall be equal to the original issue price per share of Series A Preferred Stock, as adjusted for any recapitalizations.

Holders of Series A Preferred Stock shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule or regulation), to convert any or all of their shares of the Series A Preferred Stock into Common Stock at the conversion ratio of (1) one Preferred A share to (100) one hundred common shares.

Holders of Series A Preferred Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Series A Preferred Stock.

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Convertible Series B Preferred Stock

Each share of Convertible Series B Preferred Stock (the Series B Preferred Stock) is entitled to one thousand (1,000) votes per share on all matters. Except as provided by law, the holders of shares of Series B Preferred Stock vote together with the holders of shares of Common Stock as a single class.

The Series B Preferred Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Series B Preferred Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of junior capital stock, including Common Stock, an amount equal to $0.001 per share (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Series B Preferred Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Series B Preferred Stock and parity capital stock, if any. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Company.

Each share of Series B Preferred Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of the Corporation’s Common Stock. The aforementioned 1 for 1,000 ratio will be adjusted on an equitable basis by stock splits, dividends, and distributions, and that adjustment will apply to reclassifications, consolidations, and mergers.

Holders of Series B Preferred Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Series B Preferred Stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of VStock Transfer LLC, 18 Lafayette Place, Woodmere, New York 11598, as the transfer agent for our common stock. VStock Transfer’s website is located at: www.vstockstocktransfer.com. No information found on VStock Transfer’s website is part of this Offering Circular.

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BUSINESS

History

Our company was originally incorporated in the State of Nevada on December 9, 2010, as NC Solar Inc., for the purpose of developing solar-energy collection facilities. On August 12, 2014, the Company changed its name to Aqua Power Systems Inc. Following a custodianship proceeding in the Eighth Judicial District Court of Nevada that concluded in March 2021, the Company has operated as a reinstated public reporting entity. Effective February 9, 2023, the Company changed its fiscal year-end from March 31 to December 31.

During 2023, the Company relinquished its ownership interest in its then-subsidiary, Tradition Transportation Group, Inc. (TTG), under the terms of the December 28, 2022, Stock Purchase and Sale Agreement and related notes. From the disposition of TTG to the first quarter of 2026, we had no business operations.

Recent Development – New Plan of Business

During the first quarter of 2026, our management instituted a new business of developing and operating an autonomous artificial intelligence platform that executes complete end-to-end state-level corporate regulatory filings for corporations and limited liability companies.

Overview

Through our subsidiary, Power Filing Services Inc., a Florida corporation, we are developing and operating an autonomous artificial intelligence (“AI”) platform designed to execute complete, end-to-end state-level corporate regulatory filings on behalf of corporations and limited liability companies. Our platform is designed to differ from general-purpose AI products that produce responses, instructions or recommendations in response to user prompts; instead, our AI agents are designed to independently complete the full multi-step filing process — from logging in to a state filing portal, through navigation, data entry, payment and confirmation — using browser automation under the supervision of our orchestration software.

As of the date of this Offering Circular, our AI agents have performed live filings on the Florida Department of State Division of Corporations system (“Sunbiz”), including standard annual reports, corporate dissolutions and amendments updating officers and directors. We are an early-stage company with limited operating history and have not yet generated meaningful revenue.

Our Mission

Our mission is to make routine state-level corporate regulatory compliance faster, cheaper and more reliable by automating the multi-step filing process end-to-end. We aim to give corporate filers — directly or through their service providers — a software-based alternative to manually completing filings or paying human-operated filing services to do so.

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The Market Opportunity

Florida alone is home to approximately 3.95 million active business entities, including approximately 2.84 million limited liability companies, approximately 793,000 domestic profit corporations and over 200,000 non-profit corporations. Each of these entities is generally required to make at least one filing annually (the Florida annual report) and may make additional filings during the year, such as amendments to officer or director information, name changes, registered-agent changes and dissolutions. We believe this represents one of the largest single-state corporate compliance markets in the United States and provides a substantial initial addressable opportunity for our platform.

More broadly, according to industry sources, the global corporate compliance and regulatory filings market exceeds $35 billion annually. After our planned launch in Florida, we intend to expand the platform to other U.S. states with comparable filing systems, then to U.S. federal filings and ultimately to international jurisdictions, subject to capital availability and the suitability of each jurisdiction’s filing infrastructure for automation.

Our Solution

We offer (or, in some cases, plan to offer) the following:

Autonomous Filing Agents. Our proprietary software stack deploys task-specific AI agents that independently execute the discrete steps of a state regulatory filing using browser automation. Each agent is purpose-built for a specific filing type (e.g., Florida annual reports, amendments, dissolutions) and is supervised by an orchestration layer that handles queueing, error recovery, logging and audit trails.

Customer Portal. We are developing a secure online customer portal that will allow customers to create accounts, store their corporate information once, select the filing(s) they need from a catalog, complete a cart-and-checkout flow and submit the order to our agents. The portal is designed to eliminate repetitive manual data entry across multiple filings for the same entity and to reduce the risk of errors and missed deadlines.

Audit Trail and Confirmation. Each completed filing generates a system-of-record record retained in our infrastructure, including timestamps, screenshots or other captures of the state confirmation pages and the official confirmation documents returned by the state.

Our Technology and Infrastructure

Our technology platform is designed for reliable, high-volume autonomous operations. The platform is currently centered on an on-premises “command center” consisting of a Mac Studio host supported by a cluster of dedicated Mac Mini units, each of which runs one or more task-specific AI agents. Secure, high-capacity storage for agent state, audit-trail data and customer records is provided by a redundant network-attached storage (NAS) array consisting of two Synology DS423+ units configured in RAID 5 and two Asustor AS6704T units configured in RAID 1. In the aggregate, the NAS systems currently provide approximately 120 terabytes of raw storage capacity and approximately 92 terabytes of usable storage capacity after RAID configuration.

To support future volume growth and geographic expansion, we are extending the platform with cloud-based browser-automation services such as Browserbase and Bright Data. These services provide scalable headless-browser infrastructure that can execute filings in parallel across many sessions, allowing us to handle peak filing periods (such as Florida annual-report season) without proportional additions to our on-premises hardware.

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How It Works

A customer creates an account on our portal, enters its entity information (or uploads it from an existing source), selects the desired filing, completes checkout and submits the order. The order is queued in our orchestration layer, which dispatches the order to the appropriate task-specific AI agent. The agent logs into the relevant state portal, navigates to the correct form, enters the customer-supplied data, completes any state-required attestations and submits the filing. Upon receipt of the state’s confirmation, the agent stores the confirmation record in our system and the customer is notified through the portal.

Competition

The market for state regulatory filing services is currently served primarily by traditional providers, including LegalZoom.com and CSC Corporation (CSC Global), that rely substantially on human-operated processes — teams of trained personnel who manually complete state filings on behalf of corporate clients. There are also a number of self-service tools that provide forms and instructions but require the customer to complete the filing manually. We believe our platform is differentiated because the AI agents perform the entire filing themselves, without a human in the loop on a per-filing basis. We expect competition to intensify as other software providers and AI companies enter the same market.

Sales, Marketing and Customer Acquisition

We expect to acquire customers through (i) direct sales to law firms, accounting firms, registered agents and other intermediaries that handle filings for multiple end-entities, (ii) online marketing targeting small-business owners and entrepreneurs that need to make state filings, and (iii) partnerships with software providers that serve corporate-formation and compliance workflows. The Company has not yet committed material funds to marketing programs.

Intellectual Property

Our intellectual property consists primarily of (i) the proprietary software that orchestrates our AI agents and integrates them with state filing portals, (ii) the task-specific agent logic, prompts, training data and configuration that allow each agent to complete a particular filing type reliably and (iii) trade secrets and know-how concerning the operation of the platform. We rely on a combination of trade-secret law, confidentiality and non-disclosure agreements, employee and consultant assignments of inventions, and technical safeguards (such as access controls and encryption) to protect our intellectual property. We do not currently hold any issued patents.

Regulatory Matters

State filing portals (including Sunbiz) are operated by state agencies, and access to them is generally governed by terms of use that may restrict automated access, scraping or non-human use of the portal. We design our platform to comply with applicable terms of use of each state portal we interact with, including by entering accurate filing data on behalf of authorized customers; however, we cannot assure investors that one or more state portals will not change their terms of use or take other action that limits or prohibits our automated use of those portals. In addition, the preparation and submission of corporate filings on behalf of third parties may, in certain jurisdictions, be regulated as the “practice of law,” the conduct of a “registered agent” service, or as “document preparation services.” We do not provide legal advice, do not hold ourselves out as attorneys, and the platform is designed to submit only customer-supplied information in customer-prepared filings.

Employees

As of the date of this Offering Circular, we one full-time employee, our Sole Officer and Director, Stephen W. Carnes.

Properties

We do not currently own any real property. We operate our on-premises command-center hardware at a facility in Winter Park, Florida, that is leased to us by our Sole Officer and Director, Stephen W. Carnes. We believe our existing facilities are adequate for our current needs.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Overview

Our company was originally incorporated in the State of Nevada on December 9, 2010, as NC Solar Inc., for the purpose of developing solar-energy collection facilities. On August 12, 2014, the Company changed its name to Aqua Power Systems Inc. Following a custodianship proceeding in the Eighth Judicial District Court of Nevada that concluded in March 2021, the Company has operated as a reinstated public reporting entity. Effective February 9, 2023, the Company changed its fiscal year-end from March 31 to December 31.

During 2023, the Company relinquished its ownership interest in its then-subsidiary, Tradition Transportation Group, Inc. (TTG), under the terms of the December 28, 2022, Stock Purchase and Sale Agreement and related notes. From the disposition of TTG to the first quarter of 2026, we had no business operations.

Recent Development – New Plan of Business

During the first quarter of 2026, our management instituted a new business of developing and operating an autonomous artificial intelligence platform that executes complete end-to-end state-level corporate regulatory filings for corporations and limited liability companies.

Going Concern

Our unaudited financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2026, the Company had $1,220 in cash, an accumulated deficit of $2,569,938, a working-capital deficit of $176,770, total liabilities of $1,914,768 and a stockholders’ deficit of $1,913,548. The Company has generated no revenue, all of the Company’s outstanding notes payable (aggregating $1,364,000 of principal) have reached their stated maturity date of December 31, 2023, and the Company has no current source of cash sufficient to satisfy any of those obligations. These conditions raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. Our continuation as a going concern is dependent upon, among other things, our ability to identify and execute a transaction that produces operating revenue, our ability to obtain additional capital from the holders of our outstanding notes payable or from third parties, and our ability to negotiate forbearance or restructuring of our past-due obligations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Results of Operations

Three Months Ended March 31, 2026 Compared to Three Months Ended March 31, 2025.

Revenues. The Company had no revenue during the three months ended March 31, 2026, and no revenue during the three months ended March 31, 2025. The Company has not had any operating revenue since the disposition of TTG in 2024.

Operating Expenses. Total operating expenses for the three months ended March 31, 2026 were $6,000, consisting solely of rent payable to an entity controlled by a director of the Company. Total operating expenses for the three months ended March 31, 2025 were also $6,000, consisting of the same rent. Operating expenses were unchanged between the two periods.

Other Expense. Total other expense for the three months ended March 31, 2026 was $33,411, comprising $12,329 of interest expense on the $500,000 promissory note payable to Starstream Entertainment, Inc. and $21,082 of interest expense on the aggregate $864,000 of promissory notes payable to Stephen Carnes, a director of the Company. Total other expense for the three months ended March 31, 2025 was identical at $33,411, attributable to the same notes (which had identical principal balances during both periods).

Net Loss. The Company recognized a net loss of $39,411 for each of the three months ended March 31, 2026 and the three months ended March 31, 2025. Loss per share, basic and diluted, was less than $0.01 for each period, calculated on weighted average shares outstanding of 17,204,180 in both periods. The identical period-over-period results reflect the dormant operating posture of the Company, the absence of any revenue or business activity, and the fact that all outstanding interest-bearing obligations had the same principal balance and accrued interest at the same per-period rates during both periods.

Plan of Operation

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Liquidity and Capital Resources

Cash and Working Capital Position. As of March 31, 2026, we had $1,220 of cash and cash equivalents, total current assets of $1,220 and total current liabilities of $177,990, resulting in a working-capital deficit of $176,770. As of December 31, 2025, we had $1,220 of cash, total current assets of $1,220 and total current liabilities of $171,990, resulting in a working-capital deficit of $170,770. The $6,000 increase in our working-capital deficit from December 31, 2025 to March 31, 2026 is attributable to the $6,000 of additional accrued rent recognized during the three-month period.

Total liabilities at March 31, 2026 were $1,914,768, compared to $1,875,357 at December 31, 2025. The $39,411 increase in total liabilities corresponds exactly to the net loss for the period and consists of $6,000 of additional accrued rent and $33,411 of additional accrued interest. Our stockholders’ deficit increased from $1,874,137 at December 31, 2025 to $1,913,548 at March 31, 2026, again reflecting the period’s net loss.

Our current liquidity position is materially insufficient to satisfy our outstanding obligations as they come due. In particular, the $1,364,000 aggregate principal amount of our outstanding promissory notes (consisting of $864,000 due to Stephen Carnes and $500,000 due to a third party, each of which matured on December 31, 2023) is more than 1,100 times the cash on hand at March 31, 2026. As of March 31, 2026, we are not in compliance with the maturity covenants of these notes. We are not aware of any formal declaration of default by the noteholders, but each noteholder retains the right to declare an event of default and to pursue any available legal remedies. We have not been in negotiations for the restructuring or extension of these notes that have resulted in any binding agreement.

Cash Flows.

Cash Flows from Operating Activities. Net cash used in operating activities was $0 for both the three months ended March 31, 2026 and the three months ended March 31, 2025. In each period, the net loss of $39,411 was offset entirely by non-cash increases in accrued expenses of $6,000 (representing rent that remains unpaid and was added to accrued expenses) and accrued interest of $33,411 (consisting of $21,082 of accrued interest payable to a related party and $12,329 of accrued interest payable to a third party). Because the Company is dormant, has no cash inflows, and is not paying its rent or interest in cash as they accrue, all of its operating losses are presently being financed through the further accrual of unpaid obligations.

Cash Flows from Investing Activities. There were no investing activities during the three months ended March 31, 2026 or the three months ended March 31, 2025. The Company has no fixed assets, long-lived assets or other investing-activity items.

Cash Flows from Financing Activities. There were no cash inflows from, or cash outflows for, financing activities during the three months ended March 31, 2026 or the three months ended March 31, 2025. The Company’s outstanding promissory notes have all reached their stated maturity date of December 31, 2023, and no principal repayments have been made during either period.

Net Change in Cash. Net change in cash for each of the three months ended March 31, 2026 and the three months ended March 31, 2025 was zero, and cash and cash equivalents remained at $1,220 throughout both periods. The Company has had no cash receipts or disbursements since the disposition of TTG in 2024.

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Off-Balance Sheet Arrangements

As of March 31, 2026, and December 31, 2025, we did not have any off-balance sheet arrangements.

Critical Accounting Estimates

The preparation of our financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Because the Company has no operating activity, the universe of critical accounting estimates is limited. The areas of greatest significance are summarized below.

Accounting for Outstanding Notes Payable and Accrued Interest. We continue to accrue interest at the stated rates on each of our outstanding promissory notes notwithstanding that each note has reached its stated maturity date. We have not recognized any default interest, late charges or penalty interest, because no holder has formally declared an event of default and no acceleration has been demanded. If a holder were to declare an event of default, we may be required to recognize additional default-rate interest, late fees, or other amounts under the terms of the applicable note, which could materially increase our recorded liabilities.

Income Taxes and Valuation Allowance. We account for income taxes under ASC 740 and recognize deferred tax assets to the extent we believe these assets are more likely than not to be realized. We have provided a full valuation allowance against our deferred tax assets, principally the net operating loss carryforwards generated by our cumulative net losses, because we have concluded that it is not more likely than not that those deferred tax assets will be realized in future periods. The continuation of this assessment is reassessed each period; any change in conclusion could result in the recognition of a material deferred tax benefit in future periods.

Recently Issued Accounting Pronouncements

We have reviewed all recently issued accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We do not believe that any new or modified principles will have a material impact on our reported financial position or results of operations in the near term. The applicability of any standard is subject to formal review by our financial management, and certain standards are under consideration.

Related-Party Transactions

During the three months ended March 31, 2026, we incurred $6,000 of rent expense payable to an entity controlled by a director of the Company, all of which has been recorded as an addition to accrued expenses — related party. As of March 31, 2026, $75,990 was recorded as accrued expenses due to a related party in respect of historical accrued rent.

We are also indebted to Stephen W. Carnes, our Sole Officer and Director, in the aggregate principal amount of $864,000 in respect of four promissory notes, each bearing interest at 10% per annum and each maturing December 31, 2023. As of March 31, 2026, accrued interest payable to Mr. Carnes was $240,721. During the three months ended March 31, 2026 and 2025, we recorded $21,082 of interest expense — related party in respect of these notes.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Stephen W. Carnes	62	President, Chief Executive Officer, Principal Financial Officer, Secretary, Treasurer and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serve until their successor(s) is duly elected and qualified, or until they are removed from office.

Certain information regarding the background of our Sole Officer and Director is set forth below.

Stephen W. Carnes. Since December 2020, Mr. Carnes, currently our Secretary, has served variously as our Chief Executive Officer, President, Treasurer, Secretary and Director. Since January 2017, Mr. Carnes has owned a company, Obduro, LLC, in which he provides management consulting services to companies to facilitate growth. Since July 2014, he has also owned Powcar Properties, LLC, where he acts as a landlord for rental properties. From January 2023 to August 2025, Mr. Carnes served as Chief Executive Officer, Chief Financial Officer, Secretary and a Director of Central Asia Lumeichun Biotechnology Inc. (formerly Tocca Life Holdings, Inc.) (trading symbol: ZYLM), a leading ecological agriculture enterprise located in Chengbu Miao Autonomous County, Shaoyang, Hunan Province, China, and, from March 2023 to December 2025, he served as CEO and Director of Xiamen Customized Elf Technology Co., Ltd. (formerly GEMZ Corp. NV) (trading symbol: GMZP), a B2B2C service provider built on AI and big data technologies. Mr. Carnes earned a B.S. degree in Business Administration from Indiana University-Purdue University Fort Wayne, Fort Wayne, Indiana.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our Sole Officers and Director, his other business interests and his involvement in our company.

Corporate Governance and Director Independence

Our Board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor have our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Sole Officer and Director has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our Board of Directors.

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Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all then-current members of our Board will participate in the consideration of director nominees.

As with most small, early-stage companies until such time as our company further develops our business, achieves a revenue base and has sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board to include one or more independent directors, we intend to establish an audit committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our Board.

Our Sole Officer and Director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Stephen W. Carnes, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Carnes collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics applicable to each of our officers and directors, a copy of which is included as an exhibit to the Offering Statement of which this Offering Circular forms a part.

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EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Robert D. Morris	12/31/25	–	–	–	–	–	–	–	–
Former Chief Executive Officer	12/31/24	–	–	–	–	–	–	–	–
Joseph M. Davis	12/31/25	–	–	–	–	–	–	–	–
Former President and Treasurer	12/31/24	–	–	–	–	–	–	–	–
Stephen W. Carnes	12/31/25	–	–	–	–	–	–	–	–
Chief Executive Officer	12/31/24	–	–	–	–	–	–	–	–

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen W. Carnes	–	–	–	N/A	N/A	–	–	–	–

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Employment Agreements

We have not entered into employment agreements with any our executive officers.

Outstanding Equity Awards

During the year ended December 31, 2025, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors are not compensated for their services as directors of our company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power After this Offering(3)
Common Stock
Executive Officers and Directors
Stephen W. Carnes	0	0%	0	0%	(4)(5)
Officers and directors, as a group (1 person)	0	0%	0	0%
5% or Greater Shareholders
Kenneth Thomas	1,145,905	6.66%	1,145,905	1.18%
Phillip Securities HK Ltd Client A/C(4)	2,245,383	13.05%	2,245,383	6.97%
Series B Convertible Preferred Stock(5)
Stephen W. Carnes(6)	250,000	100%	250,000	100%
(1)	Based on 17,204,180 shares outstanding, before this offering.
(2)	Based on 32,204,180 shares outstanding, assuming the sale of all of the Offered Units, after this offering.
(3) (4)

Gary Leung is the control person.

Each share of Series B Convertible Preferred Stock is entitled to 1,000 votes per share on all matters. (See Note 5). At any time, each share of Series B Preferred Stock may be converted into 1,000 shares of common stock, a total of up to 250,000,000 shares. (See “Description of Securities—Series B Preferred Stock”).

(5)	Due to the superior voting rights of the Series B Preferred Stock, our Sole Officer and Director, Stephen W. Carnes, will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” the following is a description of each transaction that has occurred during our last three fiscal years, and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household had or will have a direct or indirect material interest.

Policies regarding Related Party Transactions

We do not yet have polices regarding related party transactions.

Executive Offices

We maintains our principal executive office at 2180 North Park Ave, Suite 200, Winter Park, FL 32789, which is leased to APSI by Obduro, LLC. Obduro, LLC is owned by our Secretary and Director, Stephen W. Carnes. The monthly rent for this office space is $2,000.00 per month.

Loans from Director

On December 22, 2022, the Company issued a promissory note with a principal amount of $225,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the three months ended March 31, 2026 and 2025, was $5,548 and $5,548, respectively. The total accrued interest at March 31, 2026 and December 31, 2025, is $73,664 and $68,116, respectively.

On January 24, 2023, the Company issued a promissory note with a principal amount of $30,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the three months ended March 31, 2026 and 2025, was $740 and $740, respectively. The total accrued interest at March 31, 2026 and December 31, 2025, is $9,551 and $8,811, respectively.

On August 9, 2023, the Company issued a promissory note with a principal amount of $500,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the three months ended March 31, 2026 and 2025, was $12,329 and $12,329, respectively. The total accrued interest at March 31, 2026 and December 31, 2025, is $132,192 and $119,863, respectively.

On September 19, 2023, the Company issued a promissory note with a principal amount of $100,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the three months ended March 31, 2026 and 2025, was $2,466 and $2,466, respectively. The total accrued interest at March 31, 2026 and December 31, 2025, is $25,315 and $22,849, respectively.

Preferred Stock Cancellations

In May 2026, two former officers and directors of our company, Robert Morris and Joseph Davis, each returned 250,000 shares of Series B Preferred Stock for cancellation. We gave Messrs. Morris and Davis no consideration in return for such share cancellations.

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LEGAL MATTERS

Certain legal matters with respect to the Units offered by this Offering Circular will be passed upon by Newlan Law Group, PLLC, Flower Mound, Texas. Newlan Law Group, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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F-1

AQUA POWER SYSTEMS, INC.

BALANCE SHEETS

(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current Assets
Cash	$1,220	$1,220
Total Current Assets	1,220	1,220

Total Assets	$1,220	$1,220

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIENCY)

Current Liabilities
Accrued expenses	$102,000	$96,000
Accrued expenses – related party	75,990	75,990
Total Current Liabilities	177,990	171,990

Note payable – other	500,000	500,000
Note payable - related party	864,000	864,000
Accrued interest - other	132,057	119,728
Accrued interest – related party	240,721	219,639
Total Liabilities	1,914,768	1,875,357

Stockholders' Equity (Deficiency)
Undesignated Preferred Stock, $0.001 par value, 4,000,000 shares authorized, at March 31, 2026 and December 31, 2025, there were none issued and outstanding.	–	–
Preferred A Stock, $0.001 par value; 5,000,000 shares authorized, at March 31, 2026 and December 31, 2025, there were none issued and outstanding.	–	–
Preferred B Stock $0.001 par value 1,000,000 shares authorized, at March 31, 2026 and December 31, 2025, there were 750,000 issued and outstanding.	750	750
Common stock, $0.0001 par value; 200,000,000 shares authorized, at March 31, 2026 and December 31, 2025, there were 17,204,180 issued and outstanding.	1,720	1,720
Additional paid-in capital	653,920	653,920
Accumulated deficit	(2,569,938)	(2,530,527)
Total Stockholders' Equity (Deficit)	(1,913,548)	(1,874,137)

Total Liabilities and Stockholders' Equity (Deficit)	$1,220	$1,220

See accompanying notes to consolidated financial statements

F-2

AQUA POWER SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenue
Total Revenue	$–	$–

Cost of Revenue	–	–

Gross Profit	–	–

Operating Expenses
Rent	6,000	6,000
Total Operating Expenses	6,000	6,000

Loss from Operations	(24,000)	(6,000)

Other Expense
Interest expense – other	(12,329)	(12,329)
Interest expense – related party	(21,082)	(21,082)
Total Other Expense	(33,411)	(33,411)

Income (Loss) Before Income Taxes	(39,411)	(39,411)

Provision for Income Taxes	–	–

NET PROFIT (LOSS)	$(39,411)	$(39,411)

Net Loss Per Share – Basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding – Basic	17,204,180	17,204,180

See accompanying notes to consolidated financial statements

F-3

AQUA POWER SYSTEMS, INC.

STATEMENTS OF SHAREHOLDERS' DEFICIT

(Unaudited)

For the three ended March 31, 2026 and 2025

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity/
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	(Deficit) ($)
Balance December 31, 2024	–	–	750,000	750	17,204,180	1,720	653,920	(2,371,026)	(1,714,636)
Net loss	–	–	–	–	–	–	–	(39,411)	(39,411)
Balance March 31, 2025	–	–	750,000	750	17,204,180	1,720	653,920	(2,410,437)	(1,754,047)

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity/
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	(Deficit) ($)
Balance December 31, 2025	–	–	750,000	750	17,204,180	1,720	653,920	(2,530,527)	(1,874,137)
Net loss	–	–	–	–	–	–	–	(39,411)	(39,411)
Balance March 31, 2026	–	–	750,000	750	17,204,180	1,720	653,920	(2,569,938)	(1,913,548)

See accompanying notes to consolidated financial statements

F-4

AQUA POWER SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash Flows From Operating Activities:
Net Profit (Loss)	$(39,411)	$(39,411)
Adjustments to reconcile net loss to net cash used in operations	–	–
Changes in operating assets and liabilities:
Accrued expenses	6,000	6,000
Accrued interest – related party	21,082	21,082
Accrued interest – other	12,329	12,329
Net Cash Provided By (Used In) Operating Activities	–	–

Cash Flows From Investing Activities:
Net Cash Provided By (Used in) Investing Activities	–	–

Cash Flows From Financing Activities:
Proceeds from notes payable – related party	–	–
Net Cash Provided by (Used in) Financing Activities	–	–

Net Increase (Decrease) in Cash	–	–

Cash at Beginning of Period	1,220	1,220

Cash at End of Period	$1,220	$1,220

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
	$–	$–

See accompanying notes to consolidated financial statements

F-5

AQUA POWER SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2026 and 2025

(Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS

Organizational History of the Company

The Company was originally incorporated in Nevada on December 9, 2010, as NC Solar Inc. with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. On June 6, 2014, management changed and, on August 12, 2014, the Company changed its name to Aqua Power Systems Inc.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company.

On December 7, 2020, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen W. Carnes as the sole officer and director of the Company, and amended the Company's Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC's actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC's custodianship of the Company, and discharged Small Cap Compliance as the custodian of the Company.

On April 27, 2022, Robert Morris and the board of directors of APSI agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a director of APSI to help with acquisitions, effective May 1, 2022.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2023, the Board of Directors of Aqua Power Systems, Inc. approved a change in the Company's fiscal year end from March 31 to a calendar year end of December 31. The change will not affect nor impact the Company's actual financial results; however, the annual report will coincide with the calendar year-end.

F-6

Discontinuation of Tradition Transportation Integration

Due to a series of events outside the control of Aqua Power Systems, Inc., ("APSI" or "Company") the Company relinquished any claims of ownership of the shares of its now-former subsidiary, Tradition Transportation Group Inc. ("TTG"), in accordance with the December 28, 2022, Stock Purchase and Sale Agreement and associated Amendments to that stock purchase agreement. The Stock Purchase Agreement and associated Notes were collateralized by the underlying shares of TTG being sold and held by the individuals named in the agreements as TTG selling shareholders. Subsequent to the original sale agreement dated December 28, 2022, Tradition's board of directors were never able to adequately provide auditable financials leading to a cascading series of events including the eventual decision and need for APSI to file a Form 15-12G Securities Registration Termination with the SEC. Perceived accounting irregularities within TTG had led to the eventual changing of the board at TTG and a changing of its officers. Further deterioration within TTG's operations in the later part of 2023 continued to place large burdens on TTG's ability to operate. TTG eventually began to take voluntary asset liquidation actions in order to satisfy various banking and debt obligations.

APSI worked diligently to pursue a Regulation A offering in order to meet obligations regarding the Notes and the Stock Purchase Agreement. APSI received Default Notifications from more than one of the TTG selling shareholders and based upon those notifications and the Company's inability to fulfill those obligations the Company therefore relinquished any and all claims of ownership of the TTG shares. Aqua Power Systems Inc. will from January 1, 2024, moving forward provide financial disclosures based solely upon Aqua Power Systems Inc. stand-alone financials and will neither reference nor include any financial data regarding Tradition Transportation Group, Inc.

APSI is presently and actively pursuing opportunities within the logistics and transportation industry.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated no revenues at the three months ended March 31, 2026, has an accumulated deficit of $2,569,938 and a working capital deficit $176,770. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company's continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts.

Management plans to identify adequate sources of funding to provide operating capital for continued growth.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-7

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) valid transactions are recorded; and (3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company accounts for cash and cash equivalents under FASB ASC 305, "Cash and Cash Equivalents", and considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 "Derivatives and Hedging Activities".

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

F-8

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at March 31, 2026.

Financial Instruments

"Fair Value Measurements and Disclosures," defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2026. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

F-9

Long-lived Assets

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. We did not recognize any impairment losses for any periods presented. As of March 31, 2026, the Company does not have any Long-Lived Assets.

Property and Equipment

The Company follows ASC 360, Property, Plant, and Equipment, for its fixed assets. Equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets (3 years). As of March 31, 2026, the Company did not have any Fixed Assets.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions. The Company has received funds from one of its officers, and leases office space from an entity that is controlled by a Director of the Company.

Stock-Based Compensation

FASB ASC 718 "Compensation – Stock Compensation," prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 "Equity – Based Payments to Non-Employees". Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. As of March 31, 2026, the Company did not have any stock-based transactions.

F-10

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and upon the conversion of notes. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update ("ASU") accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation's reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 4 – DISCONTINUED OPERATIONS

Due to a series of events outside the control of Aqua Power Systems, Inc., ("APSI" or "Company") the Company relinquished any claims of ownership of the shares of its now-former subsidiary, Tradition Transportation Group Inc. ("TTG"), in accordance with the December 28, 2022, Stock Purchase and Sale Agreement and associated Amendments to that stock purchase agreement. The Stock Purchase Agreement and associated Notes were collateralized by the underlying shares of TTG being sold and held by the individuals named in the agreements as TTG selling shareholders. Subsequent to the original sale agreement dated December 28, 2022, Tradition's board of directors were never able to adequately provide auditable financials leading to a cascading series of events including the eventual decision and need for APSI to file a Form 15-12G Securities Registration Termination with the SEC. Perceived accounting irregularities within TTG had led to the eventual changing of the board at TTG and a changing of its officers. Further deterioration within TTG's operations in the later part of 2023 continued to place large burdens on TTG's ability to operate. TTG eventually began to take voluntary asset liquidation actions in order to satisfy various banking and debt obligations.

NOTE 5 – NOTES PAYABLE – RELATED PARTIES

On December 22, 2022, the Company issued a promissory note with a principal amount of $225,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the three months ended March 31, 2026 and 2025, was $5,548 and $5,548, respectively. The total accrued interest at March 31, 2026 and December 31, 2025, is $73,664 and $68,116, respectively.

On January 24, 2023, the Company issued a promissory note with a principal amount of $30,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the three months ended March 31, 2026 and 2025, was $740 and $740, respectively. The total accrued interest at March 31, 2026 and December 31, 2025, is $9,551 and $8,811, respectively.

F-11

On August 9, 2023, the Company issued a promissory note with a principal amount of $500,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the three months ended March 31, 2026 and 2025, was $12,329 and $12,329, respectively. The total accrued interest at March 31, 2026 and December 31, 2025, is $132,192 and $119,863, respectively.

On September 19, 2023, the Company issued a promissory note with a principal amount of $100,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the three months ended March 31, 2026 and 2025, was $2,466 and $2,466, respectively. The total accrued interest at March 31, 2026 and December 31, 2025, is $25,315 and $22,849, respectively.

NOTE 6 – NOTES PAYABLE

On January 24, 2023, the Company issued a promissory note with a principal amount of $500,000 to Starstream Entertainment, Inc. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the three months ended March 31, 2026 and 2025, was $12,329 and $12,329, respectively. The total accrued interest at March 31, 2026 and December 31, 2025, is $132,055 and $119,726, respectively.

NOTE 7 – SHAREHOLDERS' EQUITY

Common Stock

The Company has 200,000,000 authorized common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

At March 31, 2026 and December 31, 2025, there are 17,204,180 shares of common shares issued and outstanding.

On April 22, 2021, the Company issued 100,000 shares of its Common Stock in return for an investment of $200,000 via a Subscription Agreement.

During September 2021, as a result of a court order, the Company canceled a total of 9,020,138 shares of its common stock. Specifically, 6,330,138 of these shares were held by Silverton SA as disclosed in prior filings and canceled on September 22, 2021, and 2,690,000 of these shares were held by Paramount Trading Company and canceled on September 24, 2021.

On November 4, 2021, the Company filed a lawsuit for declaratory relief, seeking an order declaring void 32,942,624 shares of its common stock that were held Mr. Tadashi Ishikawa, the former CEO of the Company. On May 19, 2022, the Court ruled that the Motion for Entry of Default Final Judgement was granted and the Court declared the 32,942,624 shares of common stock in APSI issued to Tadashi Ishikawa, held in Book Entry, void and cancelled.

F-12

Preferred Stock

The Company is authorized to a total of 10,000,000 shares of preferred stock.

There are 6,000,000 shares currently designated. A designation for 5,000,000 Series A Preferred Stock with a par value of $0.001 was filed on September 9, 2015, and another designation for 1,000,000 Series B Preferred Stock with a par value of $0.001 was filed on December 7, 2020.

At March 31, 2026 and December 31, 2025, there are no Series A Preferred shares issued and outstanding.

At March 31, 2026 and December 31, 2025, there are 750,000 shares of Series B Preferred shares issued and outstanding.

On December 7, 2020, 500,000 Series B Preferred shares were issued to Small Cap Compliance, LLC after the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company. On that same day, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen Carnes as the sole officer and director of the Company and amended the Company's Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On January 9, 2023, Stephen Carnes, the Company's CEO and President, submitted his resignation as CEO of the Company and the Company's Board of Directors simultaneously elected Robert Morris to be appointed as the Company's new CEO. The Company accepted Mr. Carnes's resignation as CEO simultaneously with Mr. Morris's acceptance of the appointment as CEO. Mr. Morris has been on the Company's Board of Directors since previously being appointed on April 27, 2022. Mr. Carnes shall remain on the Company's Board of Directors and remain the Company's President. On January 9, 2023, the Company also provided Mr. Morris with an employment agreement. As part of the agreement, the Company issued Mr. Morris 250,000 shares of the Company's Series B Preferred stock.

In addition, as part of an employment agreement on January 10, 2023, with Joseph Davis, as the Company's President and Treasurer, the Company accepted the relinquishment of 250,000 shares of the Company's Series B Preferred stock by Stephen Carnes, and on January 10, 2023, as part of the agreement, the Company issued Mr. Davis 250,000 shares of the Company's Series B Preferred stock.

Preferred Class A Stock

Each share of Preferred Class A Stock is entitled to one hundred (100) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class A Stock vote together with the holders of shares of Common Stock as a single class.

In addition, so long as any shares of Preferred Class A Stock remains outstanding, in addition to any other vote or consent of stockholders required by our certificate of incorporation, the company will not, without first obtaining the approval (by written consent, as provided by law or otherwise) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class: (i) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock; (ii) Effect an exchange reclassification, or cancellation of all or a part of the Series A Preferred Stock, but excluding a stock split or reverse stock split of the Company's Common Stock or Preferred Stock; (iii) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or (iv) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation. For clarification, issuances of additional authorized shares of Series A Preferred under the terms herein shall not require the authorization or approval of the existing shareholders of Preferred Stock.

F-13

The Company is not required to pay dividends at any specific rate on the Series A Preferred Stock.

In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of Class A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of the junior stock by reason of their ownership of such stock, but not prior to any holders of the Company's senior securities, which holders shall have priority to the distribution of any assets of the Company, an amount per share for each share of Class A Preferred Stock held by them equal to the sum of the liquidation preference specified for each share of preferred stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Class A Preferred Stock are insufficient to permit the payment to such holders of the full amounts of their liquidation preference, subsequent to the payment to the senior securities then the entire remaining assets of the Company following the payment to the senior securities legally available for distribution shall be distributed with equal priority and pro rata among holders of the Class A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to their liquidation preference. The liquidation preference of Class A Preferred Stock shall be equal to the original issue price per share of Class A Preferred Stock, as adjusted for any recapitalizations.

Holders of Class A Preferred Stock shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule or regulation), to convert any or all of their shares of the Class A Preferred Shares into Common Stock at the conversion ratio of (1) one Preferred A share to (100) one hundred common shares.

Holders of Preferred Class A Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Preferred Class A Stock.

Preferred Class B Stock

Each share of Preferred Class B Stock is entitled to one thousand (1,000) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class B Stock vote together with the holders of shares of Common Stock as a single class.

The Preferred Class B Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Preferred Class B Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of junior capital stock, including Common Stock, an amount equal to $0.001 per share (the "Liquidation Preference"). If upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Preferred Class B Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Preferred Class B Stock and parity capital stock, if any. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Company.

Each share of Preferred Class B Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of the Corporation's Common Stock. The aforementioned 1 to 1,000 ratio will be adjusted by stock splits, dividends, and distributions, and that adjustment will apply to reclassifications, consolidations, and mergers.

Holders of Preferred Class B Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Preferred Class B Stock.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation, there are no material events that have occurred that require further disclosure.

F-14

AQUA POWER SYSTEMS, INC.

BALANCE SHEETS

(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash	$1,220	$1,220
Total Current Assets	1,220	1,220

Total Assets	$1,220	$1,220

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIENCY)

Current Liabilities
Accrued expenses	$96,000	$72,000
Accrued expenses – related party	75,990	75,990
Total Current Liabilities	171,990	147,990

Note payable – other	500,000	500,000
Note payable - related party	864,000	864,000
Accrued interest - other	119,728	69,727
Accrued interest – related party	219,639	134,139
Total Liabilities	1,875,357	1,715,856

Stockholders' Equity (Deficiency)
Undesignated Preferred Stock, $0.001 par value, 4,000,000 shares authorized, at December 31, 2025 and 2024, there were none issued and outstanding.	–	–
Preferred A Stock, $0.001 par value; 5,000,000 shares authorized, at December 31, 2025 and 2024, there were none issued and outstanding.	–	–
Preferred B Stock $0.001 par value 1,000,000 shares authorized, at December 31, 2025 and 2024, there were 750,000 issued and outstanding.	750	750
Common stock, $0.0001 par value; 200,000,000 shares authorized, at December 31, 2025 and 2024, there were 17,204,180 issued and outstanding.	1,720	1,720
Additional paid-in capital	653,920	653,920
Accumulated deficit	(2,530,527)	(2,371,026)
Total Stockholders' Equity (Deficit)	(1,874,137)	(1,714,636)

Total Liabilities and Stockholders' Equity (Deficit)	$1,220	$1,220

See accompanying notes to consolidated financial statements

F-15

AQUA POWER SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Years Ended December 31,
	2025	2024
Revenue
Total Revenue	$–	$–

Cost of Revenue	–	–

Gross Profit	–	–

Operating Expenses
Rent	24,000	24,000
General, administrative and selling	–	50
Professional fees	–	13,640
Total Operating Expenses	24,000	37,740

Loss from Operations	(24,000)	(37,740)

Other Expense
Loss from discontinued operations	–	(21,038,637)
Interest expense –6 other	(50,001)	(50,138)
Interest expense – related party	(85,500)	(85,734)
Total Other Expense	(135,501)	(21,174,509)

Income (Loss) Before Income Taxes	(159,501)	(21,212,249)

Provision for Income Taxes	–	–

NET PROFIT (LOSS)	$(159,501)	$(21,212,249)

Net Loss Per Share – Basic and diluted	$(0.01)	$(1.23)

Weighted average number of shares outstanding – Basic	17,204,180	17,204,180

See accompanying notes to consolidated financial statements

F-16

AQUA POWER SYSTEMS, INC.

STATEMENTS OF SHAREHOLDERS' DEFICIT

(Unaudited)

For the Years Ended December 31, 2025 and 2024

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity/
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	(Deficit) ($)
Balance December 31, 2023	–	–	750,000	750	17,204,180	1,720	653,920	18,841,223	19,497,613
Net loss	–	–	–	–	–	–	–	(21,212,249)	(21,212,249)
Balance December 31, 2024	–	–	750,000	750	17,204,180	1,720	653,920	(2,371,026)	(1,714,636)
Net loss	–	–	–	–	–	–	–	(159,501)	(159,501)
Balance December 31, 2025	–	–	750,000	750	17,204,180	1,720	653,920	(2,530,527)	(1,874,137)

See accompanying notes to consolidated financial statements

F-17

AQUA POWER SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Years Ended December 31,
	2025	2024
Cash Flows From Operating Activities:
Net Profit (Loss)	$(159,501)	$(21,212,249)
Adjustments to reconcile net loss to net cash used in operations
Loss from discontinued operation	–	20,837,213
Changes in operating assets and liabilities:
Accounts payable	–	500
Accrued expenses	24,000	24,000
Accrued interest – other	50,001	69,726
Accrued interest – related party	85,500	134,140
Net Cash Provided By (Used In) Operating Activities:	–	(146,670)

Cash Flows From Investing Activities:
Net Cash Provided By (Used in) Investing Activities	–	–

Cash Flows From Financing Activities:
Proceeds from notes payable – related party	–	(9,000)
Net Cash Provided by (Used in) Financing Activities	–	(9,000)

Net Increase (Decrease) in Cash	–	(155,670)

Cash at Beginning of Period	1,220	156,890

Cash at End of Period	$1,220	$1,220

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
	$–	$–

See accompanying notes to consolidated financial statements

F-18

AQUA POWER SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

(Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS

Organizational History of the Company

The Company was originally incorporated in Nevada on December 9, 2010, as NC Solar Inc. with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. On June 6, 2014, management changed and, on August 12, 2014, the Company changed its name to Aqua Power Systems Inc.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company.

On December 7, 2020, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen W. Carnes as the sole officer and director of the Company, and amended the Company's Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC's actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC's custodianship of the Company, and discharged Small Cap Compliance as the custodian of the Company.

On April 27, 2022, Robert Morris and the board of directors of APSI agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a director of APSI to help with acquisitions, effective May 1, 2022.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2023, the Board of Directors of Aqua Power Systems, Inc. approved a change in the Company's fiscal year end from March 31 to a calendar year end of December 31. The change will not affect nor impact the Company's actual financial results; however, the annual report will coincide with the calendar year-end.

F-19

Discontinuation of Tradition Transportation Integration

Due to a series of events outside the control of Aqua Power Systems, Inc., ("APSI" or "Company") the Company relinquished any claims of ownership of the shares of its now-former subsidiary, Tradition Transportation Group Inc. ("TTG"), in accordance with the December 28, 2022, Stock Purchase and Sale Agreement and associated Amendments to that stock purchase agreement. The Stock Purchase Agreement and associated Notes were collateralized by the underlying shares of TTG being sold and held by the individuals named in the agreements as TTG selling shareholders. Subsequent to the original sale agreement dated December 28, 2022, Tradition's board of directors were never able to adequately provide auditable financials leading to a cascading series of events including the eventual decision and need for APSI to file a Form 15-12G Securities Registration Termination with the SEC. Perceived accounting irregularities within TTG had led to the eventual changing of the board at TTG and a changing of its officers. Further deterioration within TTG's operations in the later part of 2023 continued to place large burdens on TTG's ability to operate. TTG eventually began to take voluntary asset liquidation actions in order to satisfy various banking and debt obligations.

APSI worked diligently to pursue a Regulation A offering in order to meet obligations regarding the Notes and the Stock Purchase Agreement. APSI received Default Notifications from more than one of the TTG selling shareholders and based upon those notifications and the Company's inability to fulfill those obligations the Company therefore relinquished any and all claims of ownership of the TTG shares. Aqua Power Systems Inc. will from January 1, 2024, moving forward provide financial disclosures based solely upon Aqua Power Systems Inc. stand-alone financials and will neither reference nor include any financial data regarding Tradition Transportation Group, Inc.

APSI is presently and actively pursuing opportunities within the logistics and transportation industry.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated no revenues at the year ended December 31, 2025, has an accumulated deficit of $2,530,527 and a working capital deficit $170,770. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company's continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts.

Management plans to identify adequate sources of funding to provide operating capital for continued growth.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-20

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) valid transactions are recorded; and (3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company accounts for cash and cash equivalents under FASB ASC 305, "Cash and Cash Equivalents", and considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 "Derivatives and Hedging Activities".

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

F-21

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at December 31, 2025.

Financial Instruments

"Fair Value Measurements and Disclosures," defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2025. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Long-lived Assets

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. We did not recognize any impairment losses for any periods presented. As of December 31, 2025, the Company does not have any Long-Lived Assets.

F-22

Property and Equipment

The Company follows ASC 360, Property, Plant, and Equipment, for its fixed assets. Equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets (3 years). As of December 31, 2025, the Company did not have any Fixed Assets.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions. The Company has received funds from one of its officers, and leases office space from an entity that is controlled by a Director of the Company.

Stock-Based Compensation

FASB ASC 718 "Compensation – Stock Compensation," prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 "Equity – Based Payments to Non-Employees". Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. As of December 31, 2025, the Company did not have any stock-based transactions.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and upon the conversion of notes. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update ("ASU") accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation's reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

F-23

NOTE 4 – DISCONTINUED OPERATIONS

Due to a series of events outside the control of Aqua Power Systems, Inc., ("APSI" or "Company") the Company relinquished any claims of ownership of the shares of its now-former subsidiary, Tradition Transportation Group Inc. ("TTG"), in accordance with the December 28, 2022, Stock Purchase and Sale Agreement and associated Amendments to that stock purchase agreement. The Stock Purchase Agreement and associated Notes were collateralized by the underlying shares of TTG being sold and held by the individuals named in the agreements as TTG selling shareholders. Subsequent to the original sale agreement dated December 28, 2022, Tradition's board of directors were never able to adequately provide auditable financials leading to a cascading series of events including the eventual decision and need for APSI to file a Form 15-12G Securities Registration Termination with the SEC. Perceived accounting irregularities within TTG had led to the eventual changing of the board at TTG and a changing of its officers. Further deterioration within TTG's operations in the later part of 2023 continued to place large burdens on TTG's ability to operate. TTG eventually began to take voluntary asset liquidation actions in order to satisfy various banking and debt obligations.

NOTE 5 – NOTES PAYABLE – RELATED PARTIES

On December 22, 2022, the Company issued a promissory note with a principal amount of $225,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the years ended December 31, 2025 and 2024, was $22,500 and $22,562, respectively. The total accrued interest at December 31, 2025 and 2024, is $668,116 and $45,616, respectively.

On January 24, 2023, the Company issued a promissory note with a principal amount of $30,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the years ended December 31, 2025 and 2024, was $3,000 and $3,008, respectively. The total accrued interest at December 31, 2025 and 2024, is $8,811 and $5,811, respectively.

On August 9, 2023, the Company issued a promissory note with a principal amount of $500,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the years ended December 31, 2025 and 2024, was $50,000 and $50,137, respectively. The total accrued interest at December 31, 2025 and 2024, is $119,863 and $69,863, respectively.

On September 19, 2023, the Company issued a promissory note with a principal amount of $100,000 to Stephen Carnes, a director of the Company. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the years ended December 31, 2025 and 2024, was $10,000 and $10,027, respectively. The total accrued interest at December 31, 2025 and 2024, is $22,849 and $12,849, respectively.

NOTE 6 – NOTES PAYABLE

On January 24, 2023, the Company issued a promissory note with a principal amount of $500,000 to Starstream Entertainment, Inc. The promissory note has a maturity date of December 31, 2023, and bears interest at 10% per annum. Interest expense for the years ended December 31, 2025 and 2024, was $50,000 and $50,137, respectively. The total accrued interest at December 31, 2025 and 2024, is $119,726 and $69,726, respectively.

F-24

NOTE 7 – SHAREHOLDERS' EQUITY

Common Stock

The Company has 200,000,000 authorized common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

At December 31, 2025, there are 17,204,180 shares of common shares issued and outstanding.

On April 22, 2021, the Company issued 100,000 shares of its Common Stock in return for an investment of $200,000 via a Subscription Agreement.

During September 2021, as a result of a court order, the Company canceled a total of 9,020,138 shares of its common stock. Specifically, 6,330,138 of these shares were held by Silverton SA as disclosed in prior filings and canceled on September 22, 2021, and 2,690,000 of these shares were held by Paramount Trading Company and canceled on September 24, 2021.

On November 4, 2021, the Company filed a lawsuit for declaratory relief, seeking an order declaring void 32,942,624 shares of its common stock that were held Mr. Tadashi Ishikawa, the former CEO of the Company. On May 19, 2022, the Court ruled that the Motion for Entry of Default Final Judgement was granted and the Court declared the 32,942,624 shares of common stock in APSI issued to Tadashi Ishikawa, held in Book Entry, void and cancelled.

Preferred Stock

The Company is authorized to a total of 10,000,000 shares of preferred stock.

There are 6,000,000 shares currently designated. A designation for 5,000,000 Series A Preferred Stock with a par value of $0.001 was filed on September 9, 2015, and another designation for 1,000,000 Series B Preferred Stock with a par value of $0.001 was filed on December 7, 2020.

At December 31, 2025, there are no Series A Preferred shares issued and outstanding.

At December 31, 2025, there are 750,000 shares of Series B Preferred shares issued and outstanding.

On December 7, 2020, 500,000 Series B Preferred shares were issued to Small Cap Compliance, LLC after the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company. On that same day, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen Carnes as the sole officer and director of the Company and amended the Company's Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On January 9, 2023, Stephen Carnes, the Company's CEO and President, submitted his resignation as CEO of the Company and the Company's Board of Directors simultaneously elected Robert Morris to be appointed as the Company's new CEO. The Company accepted Mr. Carnes's resignation as CEO simultaneously with Mr. Morris's acceptance of the appointment as CEO. Mr. Morris has been on the Company's Board of Directors since previously being appointed on April 27, 2022. Mr. Carnes shall remain on the Company's Board of Directors and remain the Company's President. On January 9, 2023, the Company also provided Mr. Morris with an employment agreement. As part of the agreement, the Company issued Mr. Morris 250,000 shares of the Company's Series B Preferred stock.

In addition, as part of an employment agreement on January 10, 2023, with Joseph Davis, as the Company's President and Treasurer, the Company accepted the relinquishment of 250,000 shares of the Company's Series B Preferred stock by Stephen Carnes, and on January 10, 2023, as part of the agreement, the Company issued Mr. Davis 250,000 shares of the Company's Series B Preferred stock.

F-25

Preferred Class A Stock

Each share of Preferred Class A Stock is entitled to one hundred (100) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class A Stock vote together with the holders of shares of Common Stock as a single class.

In addition, so long as any shares of Preferred Class A Stock remains outstanding, in addition to any other vote or consent of stockholders required by our certificate of incorporation, the company will not, without first obtaining the approval (by written consent, as provided by law or otherwise) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class: (i) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock; (ii) Effect an exchange reclassification, or cancellation of all or a part of the Series A Preferred Stock, but excluding a stock split or reverse stock split of the Company's Common Stock or Preferred Stock; (iii) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or (iv) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation. For clarification, issuances of additional authorized shares of Series A Preferred under the terms herein shall not require the authorization or approval of the existing shareholders of Preferred Stock.

The Company is not required to pay dividends at any specific rate on the Series A Preferred Stock.

In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of Class A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of the junior stock by reason of their ownership of such stock, but not prior to any holders of the Company's senior securities, which holders shall have priority to the distribution of any assets of the Company, an amount per share for each share of Class A Preferred Stock held by them equal to the sum of the liquidation preference specified for each share of preferred stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Class A Preferred Stock are insufficient to permit the payment to such holders of the full amounts of their liquidation preference, subsequent to the payment to the senior securities then the entire remaining assets of the Company following the payment to the senior securities legally available for distribution shall be distributed with equal priority and pro rata among holders of the Class A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to their liquidation preference. The liquidation preference of Class A Preferred Stock shall be equal to the original issue price per share of Class A Preferred Stock, as adjusted for any recapitalizations.

Holders of Class A Preferred Stock shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule or regulation), to convert any or all of their shares of the Class A Preferred Shares into Common Stock at the conversion ratio of (1) one Preferred A share to (100) one hundred common shares.

Holders of Preferred Class A Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Preferred Class A Stock.

F-26

Preferred Class B Stock

Each share of Preferred Class B Stock is entitled to one thousand (1,000) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class B Stock vote together with the holders of shares of Common Stock as a single class.

The Preferred Class B Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Preferred Class B Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of junior capital stock, including Common Stock, an amount equal to $0.001 per share (the "Liquidation Preference"). If upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Preferred Class B Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Preferred Class B Stock and parity capital stock, if any. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Company.

Each share of Preferred Class B Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of the Corporation's Common Stock. The aforementioned 1 to 1,000 ratio will be adjusted by stock splits, dividends, and distributions, and that adjustment will apply to reclassifications, consolidations, and mergers.

Holders of Preferred Class B Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Preferred Class B Stock.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation, there are no material events that have occurred that require further disclosure.

F-27

PART III – EXHIBITS

Index to Exhibits

Exhibit
Number	Exhibit Description
2.1* 2.1.1*

Articles of Incorporation filed December 9, 2010 (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).

Certificate of Amendment to the Articles of Incorporation filed August 5, 2014 (incorporated by reference from Exhibit 3.1.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).

2.1.2*	Certificate of Amendment by Custodian dated December 7, 2020 (incorporated by reference from Exhibit 3.1.2 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
2.2*	Certificate of Designation filed September 9, 2015 (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
2.2.1*	Certificate of Amendment to Designation filed December 7, 2020 (incorporated by reference from Exhibit 3.2.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
2.3*	Bylaws of the Registrant dated December 9, 2010 (incorporated by reference from Exhibit 3.3 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
4.1+	Form of Subscription Agreement
6.1*	Custodian Services Agreement dated December 1, 2020 (incorporated by reference from Exhibit 10.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
6.2*	Redemption and Repurchase Agreement (executed August 25, 2022) (and Associated Promissory Note) between Tradition Transportation Group, Inc., its shareholders, and Bulwark Capital, L.L.C., and Robin C. Montel.
6.3*	Asset Purchase and Sale Agreement between EDSCO Holding Company, LLC and Anthem Anchor Bolts and Fasteners, LLC entered into on January 31, 2022.
6.4*	Asset Purchase Agreement between Tradition Transportation Company, LLC and Tradition Leasing Systems, LLC, and Karr Transportation Inc., Beers Investment Group, LLC, and its shareholders, Kelly Beers and Albert Beers.pdf
6.5*	Purchase Agreement of 959 Growth Parkway between Tradition Transportation Group, Inc. (Buyer) and MP Perry Properties, LLC (seller) accepted February 02, 2022
6.6*	Lease Agreement (1175 Collins Road Greenwood Indiana) between Tradition Logistics, LLC and Tradition Transportation Group, Inc., and Scannell Properties #529, LLC June 02, 2022
6.7*	Lease Agreement (210 S. Progress Drive, Kendallville Indiana) between Miller’s Development, Inc. and Anthem Anchor Bolts and Fasteners, LLC dated September 30, 2022
6.8*	Original Lease Agreement (300 Growth Parkway, Angola Indiana) between Hanning & Bean Enterprises Inc. and Tradition Logistics, LLC dated January 6, 2022
6.9*	Lease Renewal Agreement (300 Growth Parkway, Angola Indiana) between Hanning & Bean Enterprises Inc. and Tradition Logistics, LLC dated January 6, 2022

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6.10*	Lease Agreement (3000 Tremont Rd. Savannah, GA 31405) between Hager Pacific 1 LP, RJN Properties, LLC, MH Capital, LLC and 98 Street Investment, LLC, and Tradition Transportation Group, Inc. & Tradition Logistics, LLC dated April 6, 2022
6.11*	Lease Agreement (333 S. Franklin Rd. Indianapolis, Indiana) between Franklin IN LP, and Tradition Logistics LLC executed November 3, 2022
6.12*	Lease Agreement (6644 Old River Road N, Statesboro, GA) between sustainable Logistics, LLC and Tradition Logistics, LLC dated April 1, 2022
6.13*	Lease Agreement (Suite 1502, 110 E. “Wayne St. Fort Wayne Indiana) between One Sumit II, LLC and Freedom Freight Solutions, LLC dated October 18, 2021
6.14*	Lease Renewal (Suite 1502, 110 E. “Wayne St. Fort Wayne Indiana) between One Sumit II, LLC and Freedom Freight Solutions, LLC dated April 13, 2022
6.15*	Lease agreement (Suite 1503, 110 E. Wayne St. Fort Wayne Indiana) between One Sumit II, LLC and Freedom Freight Solutions, LLC dated May 5, 2022
6.16*	Sublease Agreement (6887 W 350 N, Greenfield, Indiana) between Adidas Sales Inc and Tradition Logistics LLC dated June 10, 2021
6.17*	Tradition Transportation Group, Inc. and Subsidiaries - Loan #19011000012 - First Financial Bank N.A. - Date 03012021 and Maturity 05152022

6.18*	Tradition Transportation Group, Inc. and Subsidiaries - Loan #19011000040 - First Financial Bank N.A. - Date 07282021 and Maturity 07222026
6.19*	Tradition Leasing Systems, L.L.C. - Loan - Elements Financial Credit Union - Date 09152021 and Maturity 10012026
6.20*	Tradition Transportation Group, Inc. and Subsidiaries - Agreement for Letter of Credit #19014000103 - First Financial Bank N.A. - Date 10012021 and Maturity 10012022
6.21*	Tradition Leasing Systems, L.L.C. - Loan #25892894 - Republic Bank - Note Date 10272021 and Maturity 10272024
6.22*	Tradition Leasing Systems, L.L.C. - Loan #25829823 - Republic Bank - Note Date 03082022 and Maturity 09082027
6.23*	Tradition Leasing Systems, L.L.C. - Loan #25892940 - Republic Bank - Note Date 10272021 and Maturity 10272024
6.24*	Tradition Transportation Group, Inc. - Loan #19011000079 - First Financial Bank N.A. - Date 03162022 and Maturity 09162027
6.25*	Anthem Anchor Bolts & Fasteners, L.L.C. - Loan #19011000082 - First Financial Bank N.A. - Date 04012022 and Maturity 04012027
6.26*	Tradition Transportation Group, Inc. and Subsidiaries - Loan #190100085 - First Financial Bank NA - Date 04222022 and Maturity 04222032
6.27*	Tradition Transportation Group, Inc. and Subsidiaries - Loan #19011000109 - First Financial Bank N.A. - Date 07272022 and Maturity 01272027
6.28*	Tradition Leasing Systems, L.L.C. - Loan #25830864 - Republic Bank & Trust Company - Note Date 08162022 and Maturity 08162028
6.29*	Tradition Leasing Systems, L.L.C. - Loan #25830910 - Republic Bank & Trust Company - Note Date 08252022 and Maturity 08252028
6.30*	Tradition Leasing Systems, L.L.C. - Loan #25830929 - Republic Bank & Trust Company - Note Date 08262022 and Maturity 08262028
6.31*	Tradition Leasing Systems, L.L.C. - Loan #25831062 - Republic Bank & Trust Company - Note Date 09222022 and Maturity 09222029
6.32*	Conformed copy of Promissory Note dated December 22, 2022 issued by APSI to Stephen W. Carnes
6.33*	Conformed copy of Promissory Note dated December 28, 2022 issued by Joseph M. Davis to Timothy E. Evans
6.34*	Conformed copy of Promissory Note dated December 28, 2022 issued by James M. Davis to James L. Evans
6.35*	Conformed copy of Promissory Note dated December 28, 2022 issued by Joseph M. Davis to Bulwark Capital, L.L.C.
6.36*	Conformed copy of Assignment and Pledge of Stock Agreement dated December 28, 2022 by and between Joseph M. Davis to Timothy E. Evans
6.37*	Conformed copy of Assignment and Pledge of Stock Agreement dated December 28, 2022 by and between Joseph M. Davis to James L. Evans
6.38*	Conformed copy of Assignment and Pledge of Stock Agreement dated December 28, 2022 by and between Joseph M. Davis to Bulwark Capital, L.L.C.

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6.39*	Conformed copy of President and CEO Employment Agreement dated December 28, 2022 by and between Tradition and Timothy E. Evans
6.40*	Conformed copy of Vice President Employment Agreement dated December 28, 2022 by and between Tradition and James L. Evans
6.41*	Conformed copy of General Counsel Employment Agreement dated December 28, 2022 by and between Tradition and Joseph J. Montel
6.42*	Conformed copy of Executive Employment Agreement dated January 9, 2023 by and between Aqua Power Systems, Inc. and Robert Morris
6.43*	Conformed copy of Executive Employment Agreement dated January 17, 2023 by and between Aqua Power Systems, Inc. and Joseph Davis
6.44*	Payment Guaranty Agreement between the Tradition Transportation Group, Inc. and Love’s Travel Stops & Country Stores, Inc.
6.45*	Diesel Fuel Discount Master Agreement between Tradition Transportation Company LLC and Love’s Travel Stops & Country Stores, Inc.
6.46*	Addendum to Multiparty Stock Purchase Agreement dated 2/6/23
6.47*	Second Amendment of Multiparty Stock Purchase Agreement dated 8/6/23
7.1*	Conformed copy of Stock Purchase and Sale Agreement dated as of December 28, 2022 by and between APSI and Joseph M. Davis.
7.2*	Conformed copy of Multiparty Stock Purchase Agreement dated as of December 28, 2022 by and between Joseph M. Davis and Timothy E. Evans, James L. Evans, and Bulwark Capital, L.L.C.
7.3*	Conformed copy of Contract Assignment agreement dated as of December 28, 2022 by and between APSI and Joseph M. Davis.
11.1+	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)
12.1+	Opinion of Newlan Law Firm, PLLC

______________

* Incorporated by reference as indicated.

+ Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, State of Florida, on June 17, 2026.

AQUA POWER SYSTEMS INC. By: /s/ Stephen W. Carnes Stephen W. Carnes Chief Executive Officer

This Offering Statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Stephen W. Carnes Stephen W. Carnes President, Chief Executive Officer [Principal Executive Officer], Principal Financial Officer [Principal Accounting Officer], Secretary, Treasurer and Director	June 17, 2026

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